UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 22, 2021

MINISTRY PARTNERS INVESTMENT COMPANY, LLC

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(Exact name of registrant as specified in its charter)

California   333-04028-LA 33-0489154

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(State of Incorporation) (Commission File Number) (IRS Employer Identification No.)

915 West Imperial Highway, Suite 120, Brea, CA 92821

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(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (714) 671-5720

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company filer, or an emerging growth company. See the definitions of “accelerated filer,” “large accelerated filer,” “smaller reporting company,” and “emerging growth company.” in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐
Smaller reporting company filer ☑	Emerging growth company ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 22, 2021, Michael R. Boblit submitted his resignation as Vice President, Corporate Lending Services for Ministry Partners Investment Company, LLC (the “Company”), effective as of November 5, 2021. Mr. Boblit served in his role since January 3, 2020. Mr. Boblit is leaving the Company to pursue a new career opportunity. The Company’s Managers and Executive staff thank Mr. Boblit for his time with the Company and wish him much success in his future endeavor. The resignation was not the result of any disagreement with the Company.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is attached herewith:

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: October 28, 2021	MINISTRY PARTNERS INVESTMENT
COMPANY, LLC
/s/ Joseph W. Turner, Jr Joseph W. Turner, Jr. Chief Executive Officer and President